Exhibit 99.1


  Dayton Superior Reports Fourth Quarter and Full Year 2006 Results


    DAYTON, Ohio--(BUSINESS WIRE)--Feb. 15, 2007--Dayton Superior
Corporation (NASDAQ:DSUP) reports a fourth quarter net loss of $10 million and a full year loss of $18 million, each are significant improvements over the same periods of 2005.

    Fourth quarter 2006 sales totaled a record $116 million, up 14% over the fourth quarter of 2005. Product sales were $88 million, an increase of 5% from the fourth quarter of 2005. Rental revenue of $18 million increased 36% from $14 million in the fourth quarter of 2005 - the result of an improving rental market. Used rental equipment sales more than doubled to $10 million over the fourth quarter of 2005 due to higher customer demand. Used rental equipment sales may vary significantly from quarter to quarter.

    Gross profit was $34 million in the fourth quarter of 2006 as compared to $21 million in the same period of 2005. Product sales gross profit was $18 million, or 21% of sales, an increase from the $14 million, or 17% of sales, in the fourth quarter of 2005. The higher gross profit as a percent of sales was due to improved pricing and greater manufacturing efficiencies. Rental gross profit for the fourth quarter of 2006 was $8 million, as compared to $3 million in the fourth quarter of 2005. Depreciation on rental equipment for the fourth quarter of 2006 was $5 million, as compared to $8 million in the same period of 2005. The difference was due to a change in the estimated useful lives of certain rental equipment and to the higher sales of used rental equipment in the fourth quarter of 2006. Rental gross profit before depreciation was $13 million in the most recent quarter, a 16% increase from the $11 million reported last year. This increase in rental gross profit is from increased rental revenue and higher fleet utilization compared to 2005. Gross profit on sales of used rental equipment, which fluctuates based on the age and depreciable life of the equipment sold, for the fourth quarter of 2006 was better than in the fourth quarter of 2005.

    Selling, general, and administrative expenses increased to $29 million in the recent quarter from $25 million for the fourth quarter of 2005. The increase was due to improved retirement account funding, higher sales incentive costs, rising healthcare costs and $2 million of consulting fees for profit improvement initiatives.

    Stock compensation expense in the fourth quarter of 2006, a non-cash expense, was $2 million and is primarily related to the partial vesting, in connection with the initial public offering, of restricted common shares granted during 2006.

    Interest expense increased slightly to $13 million in the fourth quarter of 2006 from $12 million in the fourth quarter of 2005 due to higher weighted average interest rates on the revolving credit facility.

    The Company reported a net loss of $10 million for the fourth quarter of 2006, as compared to $88 million for the fourth quarter of 2005. The fourth quarter of 2005 included a $64 million impairment of goodwill that did not recur in 2006.

    In December 2006, the Company successfully completed an initial public offering and raised $87 million in net proceeds.

    2006 full year sales were $479 million, up $60 million, or 14%, from 2005. Product sales were $388 million, an increase of $35 million, or 10%, from 2005. Unit volume was higher due to improving markets, and higher sales prices also contributed to the increase in product sales. Rental revenue of $63 million for 2006 increased 27% from $49 million in 2005 due to an improving rental market. Used rental equipment sales increased to $28 million for 2006 from $17 million in 2005 due to customer demand.

    Gross profit for 2006 was $138 million, or 29% of sales, an increase from $99 million, or 24% of sales, in 2005. Product sales contributed $92 million, or 24% of sales, an increase from the $76 million, or 21% of sales, in 2005. The $16 million increase was due to the higher unit volume and higher sales prices. The improvement in gross profit as a percent of sales was due to greater manufacturing efficiencies and additional product outsourcing. Rental gross profit for 2006 was $26 million, as compared to $11 million in 2005. Depreciation on rental equipment for 2006 was $19 million, as compared to $24 million in the same period of 2005. The difference was due to a change in the estimated useful lives of certain rental equipment and to the higher sales of used rental equipment. Rental gross profit before depreciation was $45 million in the first half, or 72% of rental revenue, a 25% increase from the $36 million, or 73% of revenue reported last year. The increase in rental gross profit before depreciation resulted from increased rental revenue and higher utilization compared to 2005. Gross profit on sales of used rental equipment for the first half 2006 was better than 2005 and fluctuates based on the age and depreciable life of equipment sold.

    Selling, general, and administrative expenses increased to $104 million for 2006 from $94 million in 2005. The increase was due to consulting fees for profit improvement initiatives of $4 million as well as improved retirement account funding, higher distribution costs, additional sales incentive costs, and rising healthcare costs.

    Stock compensation expense in 2006, a non-cash expense, was $2 million and is primarily related to the partial vesting, in connection with the initial public offering, of restricted common shares granted during 2006.

    Interest expense increased to $50 million in 2006 from $48 million in 2005, primarily due to higher weighted average interest rates on the revolving credit facility.

    The Company reported a net loss of $18 million for 2006, compared to $115 million in 2005.

    Eric R. Zimmerman, Dayton Superior's President and Chief Executive Officer said, "2006 was a year of substantial and positive change for Dayton Superior. Our markets improved as did our execution. The combined result was significantly improved financial performance allowing the successful IPO in December 2006. We still have much work to do, but our 2006 performance places a solid foundation under our continuous improvement plans. Current weather challenges aside, as we look through 2007, we are encouraged by the momentum in the non-residential building markets and look forward to regularly appraising our shareholders of our progress."

    Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

    Note: Certain statements made herein concerning anticipated future performance are forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Actual future performance, outcomes and results may differ materially from those expressed in forward-looking statements as a result of a number of important factors. Representative examples of these factors include (without limitation) the cyclical nature of nonresidential building and infrastructure construction activity, which can be affected by factors outside Dayton Superior's control such as the general economy, governmental expenditures, interest rate increases, and changes in banking and tax laws; the amount of debt Dayton Superior must service; the effects of weather and the seasonality of the construction industry; Dayton Superior's ability to implement cost savings programs successfully and on a timely basis; Dayton Superior's ability to successfully integrate acquisitions on a timely basis; the mix of product sales, rental revenues, and sales of used rental equipment; cost increases in raw materials and operating costs; and favorable market response to sales price increases. This list of factors is not intended to be exhaustive, and additional information concerning relevant risk factors can be found in Dayton Superior's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and current Reports on Form 8-K filed with the Securities and Exchange Commission.

                            (tables follow)



                     Dayton Superior Corporation
                 Summary Income Statement, Unaudited
               (in thousands, except per share amounts)

                                         For the fiscal quarter ended:
                                           December 31,   December 31,
                                               2006           2005

Product sales                                    $87,565      $83,245
Rental revenue                                    18,341       13,524
Used rental equipment sales                       10,217        4,657
                                         ---------------- ------------
   Net Sales                                     116,123      101,426
                                         ---------------- ------------

Product cost of sales                             69,359       69,077
Rental cost of sales                              10,515       10,649
Used rental equipment cost of sales                2,271        1,066
                                         ---------------- ------------
   Cost of Sales                                  82,145       80,792
                                         ---------------- ------------

Product gross profit                              18,206       14,168
Rental gross profit                                7,826        2,875
Used rental equipment gross profit                 7,946        3,591
                                         ---------------- ------------
   Gross Profit                                   33,978       20,634

Product gross profit %                              20.8%        17.0%
Rental gross profit %                               42.7%        21.3%
Used rental equipment gross profit %                77.8%        77.1%
   Gross Profit %                                   29.3%        20.3%

Selling, General & Administrative                 29,134       24,963
Selling, General & Administrative %                 25.1%        24.6%
Stock Compensation Expense                         1,596           --
Facility Closing and Severance Expenses               50        1,170
Loss on Disposals of Property, Plant,
 and Equipment                                       271        6,158
Amortization of Intangibles and
 Impairment of Goodwill                               75       64,084
                                         ---------------- ------------
Income (Loss) from Operations                      2,852      (75,741)
Interest Expense, net                             12,556       11,553
Other Expense (Income)                               447         (174)
                                         ---------------- ------------
Loss Before Income Taxes                         (10,151)     (87,120)
Provision (Benefit) for Income Taxes                 (65)         639
                                         ---------------- ------------
Net Loss                                        $(10,086)    $(87,759)
                                         ================ ============
Basic and diluted net loss per common
 share                                            $(0.91)      $(8.85)
                                         ================ ============
Average number of common shares
 outstanding                                      11,124        9,916

Depreciation Expense                               6,943       10,107




                     Dayton Superior Corporation
                 Summary Income Statement, Unaudited
               (in thousands, except per share amounts)

                                               For the year ended:
                                             December 31, December 31,
                                                2006          2005

Product sales                                   $388,100     $352,888
Rental revenue                                    62,769       49,485
Used rental equipment sales                       28,441       16,610
                                            ------------- ------------
   Net Sales                                     479,310      418,983
                                            ------------- ------------

Product cost of sales                            296,351      277,107
Rental cost of sales                              36,845       38,038
Used rental equipment cost of sales                7,706        5,254
                                            ------------- ------------
   Cost of Sales                                 340,902      320,399
                                            ------------- ------------

Product gross profit                              91,749       75,781
Rental gross profit                               25,924       11,447
Used rental equipment gross profit                20,735       11,356
                                            ------------- ------------
   Gross Profit                                  138,408       98,584

Product gross profit %                              23.6%        21.5%
Rental gross profit %                               41.3%        23.1%
Used rental equipment gross profit %                72.9%        68.4%
   Gross Profit %                                   28.9%        23.5%

Selling, General & Administrative                103,644       93,956
Selling, General & Administrative %                 21.6%        22.4%
Stock Compensation Expense                         2,249           --
Facility Closing and Severance Expenses              423        1,712
Loss (Gain) on Disposals of Property,
 Plant, and Equipment                             (1,504)       4,529
Amortization of Intangibles and Impairment
 of Goodwill                                         560       64,570
                                            ------------- ------------
Income from Operations                            33,036      (66,183)
Interest Expense, Net                             50,096       47,970
Other Expense (Income)                               555          (89)
                                            ------------- ------------
Loss Before Income Taxes                         (17,615)    (114,064)
Provision for Income Taxes                           394          639
                                            ------------- ------------
Net Loss                                        $(18,009)   $(114,703)
                                            ============= ============
Basic and diluted net loss per common share       $(1.76)     $(11.57)
Average number of common shares outstanding       10,225        9,916

Depreciation Expense                              25,919       32,857




                     Dayton Superior Corporation
                   Summary Balance Sheet, Unaudited
                            (in thousands)

                                                      As of:
                                             December 31, December 31,
                                                2006          2005
Summary Balance Sheet:
Cash and Cash Equivalents                        $26,813          $--
Accounts Receivable, Net                          71,548       62,326
Inventories                                       58,396       57,372
Other Current Assets                               6,227        5,680
                                            ------------- ------------
Total Current Assets                             162,984      125,378

Rental Equipment, Net                             63,766       68,400
Property & Equipment, Net                         45,697       38,164
Goodwill & Other Assets, Net                      49,188       49,578
                                            ------------- ------------
Total Assets                                    $321,635     $281,520
                                            ============= ============

Current Portion of Long-Term Debt                 $2,551       $2,864
Accounts Payable                                  40,883       27,267
Other Current Liabilities                         37,985       31,663
                                            ------------- ------------
Total Current Liabilities                         81,419       61,794

Revolving Credit Facility                             --       48,700
Other Long-Term Debt                             319,899      317,690
Other Long-Term Liabilities                       21,861       24,673
                                            ------------- ------------
Total Liabilities                                423,179      452,857
                                            ------------- ------------
Shareholders' Deficit                           (101,544)    (171,337)
                                            ------------- ------------
Total Liabilities & Shareholders' Deficit       $321,635     $281,520
                                            ============= ============




                     Dayton Superior Corporation
                Summary Cash Flow Statement, Unaudited
                            (in thousands)

                                                For the year ended:
                                             December 31, December 31,
                                                 2006         2005

Net Loss                                        $(18,009)   $(114,703)
Non-Cash Adjustments to Net Loss                  10,984       95,831
Changes in Assets and Liabilities                  5,868       21,333
                                             ------------ ------------
Net Cash Provided By (Used In) Operating
 Activities                                       (1,157)       2,461
                                             ------------ ------------

Property, Plant and Equipment Additions, Net     (13,216)      (5,140)
Rental Equipment Additions, Net                    6,905      (11,232)
                                             ------------ ------------
Net Cash Used in Investing Activities             (6,311)     (16,372)
                                             ------------ ------------

Net Payments Under Revolving Credit Facility     (48,700)     (10,100)
Other Repayments of Long-Term Debt                (2,880)      (4,015)
Financing Costs Incurred                          (1,272)          (3)
Issuance of Common Shares                         87,009           29
Proceeds from Sale-leaseback                          --       23,180
Other, Net                                           177           (6)
                                             ------------ ------------
Net Cash Provided By Financing Activities         34,334        9,085
                                             ------------ ------------

Other, Net                                           (53)         322
                                             ------------ ------------
Net Increase (Decrease) in Cash and Cash
 Equivalents                                     $26,813      $(4,504)
                                             ============ ============



    CONTACT: Dayton Superior Corporation
             Edward J. Puisis, 937-428-7172
             Executive Vice President & CFO
             Fax: 937-428-9115